EXHIBIT 99.2
Lender Processing Services Fourth Quarter 2008 Supplemental Materials Lender Processing Services 0

1 Forward-Looking Statements

Use of Non-GAAP Measures 2

Pro Forma Segment Revenue 3 Note: columns may not foot due to rounding

Pro Forma Segment EBIT 4 Note: columns may not foot due to rounding

Pro Forma Growth Analysis 5 Note: columns may not foot due to rounding

Free Cash Flow Reconciliation 6 Note: column may not foot due to rounding

2008 Adjusted for Discontinued Operation 0

2009 Guidance 8

Lender Processing Services Fourth Quarter 2008

Supplemental Materials

Forward-Looking Statements

This presentation contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management's beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the elimination of existing and potential customers as a result of failures and consolidations in the banking and financial services industries; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; the impact of adverse changes in the level of real estate activity on demand for certain of our services; our ability to adapt our services to changes in technology or the marketplace; risks associated with protecting information security and privacy; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with our spin-off from Fidelity National Information Services, Inc. ("FIS"), including those relating to our new stand-alone public company status and limitations on our strategic and operating flexibility as a result of the tax-free nature of the spin-off; and other risks and uncertainties detailed in the "Statement Regarding Forward-Looking Information," "Risk Factors" and other sections of the Company's Form 10 and other filings with the Securities and Exchange Commission.

Use of Non-GAAP Measures

LPS reports several non-GAAP measures, including adjusted net earnings and adjusted free cash flow. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to the fourth quarter earnings release.

Pro Forma Segment Revenue

(in millions)	Quarter Ended 12/31/08	Quarter Ended 12/31/07	% Growth vs PY
Technology, Data and Analytics:			
Mortgage Processing	$ 88.4	$ 92.9	-4.9%
Other TD&A	60.8	53.0	14.6%
Total	149.1	145.9	2.2%
Loan Transaction Services:			
Loan Faciliation Services	86.1	150.9	-42.9%
Default Services	243.7	144.8	68.3%
Total	329.9	295.7	11.6%
Corporate and Other	(2.8)	(2.9)	nm
Total Revenue, as reported	476.1	438.7	8.5%
Less Decrease in Non-account Based Fees **(1)**	-	(8.0)	
Pro Forma Revenue	$ 476.1	$ 430.7	10.6%

(1) Revenue growth of 4.1% in Mortgage Processing and 8.1% in Total TD&A excluding impact of non-account based fees.

Note: columns may not foot due to rounding

Pro Forma Segment EBIT

(in millions)	Quarter Ended 12/31/08	Quarter Ended 12/31/07	% Growth vs PY	12/31/08 Margin %	12/31/07 Margin %
Technology, Data and Analytics	$ 53.5	$ 55.2	-3.0%	35.9%	37.8%
Loan Transaction Services	82.9	72.3	14.8%	25.1%	24.4%
Corporate and Other	(16.1)	(10.4)	53.8%	nm	nm
Total EBIT, as adjusted	120.4	117.0	2.9%	25.3%	26.7%
Less:					
Decrease in Non-account Based Fees **(1)**	-	(8.0)			
Incremental Corporate Expenses	-	(5.6)			
Pro Forma EBIT, as adjusted	$ 120.4	$ 103.4	16.4%	25.3%	24.0%

(1) TD&A Q4 2007 EBIT margin of 34.2% excluding impact of non-account based fees.

Note: columns may not foot due to rounding

Pro Forma Growth Analysis

	Quarter Ended December 31,					
	Revenue		EBIT		Adjusted Earnings	
(in millions except per share data)	2008	2007	2008	2007	2008	2007
Results, as adjusted	$ 476.1	$ 438.7	$ 120.4	$ 117.0	$ 54.1	$ 71.2
Purchase Amortization					6.8	7.0
Proforma interest expense					-	(14.6)
Pro Forma Adjusted Results	476.1	438.7	120.4	117.0	60.9	63.6
Other Items:						
Decrease in non-account based fees		(8.0)		(8.0)		(4.9)
Incremental corporate expenses				(5.6)		(3.4)
Results After Other Items	$ 476.1	$ 430.7	$ 120.4	$ 103.4	$ 60.9	$ 55.3

Note: columns may not foot due to rounding

LPS

Free Cash Flow Reconciliation

(in millions)		FY 2008
Net Earnings	$	230.9
Less Non-recurring Charges, net of tax		3.1
Pro Forma Interest Expense, net of tax		(28.1)
Pro Forma Adjusted Net Earnings		(205.8)
Adjustments to reconcile net earnings to net cash provided by operating activities:		
Non-cash adjustments		123.3
Working capital adjustments		9.7
Net cash provided by operating activities		338.8
Capital expenditures		(62.3)
Pro Forma Adjusted Net Free Cashflow	$	276.5

Note: column may not foot due to rounding

2008 Adjusted for Discontinued Operation

(in millions)	FY 2008 As Reported		Discontinued Operation		FY 2008 As Adjusted	
Revenue	$	1,861.9	$	24.3	$	1,837.6
EBIT, as adjusted		445.6		8.8		436.8
Adjusted Earnings	$	230.7	$	0.2	$	230.5

LPS

2009 Guidance

(in millions, except per share data)	1Q 09
Adjusted EPS	$0.60 - $0.62
	FY 2009
Revenue Growth	11% - 13%
EBIT Growth	10% - 12%
Adjusted EPS	$2.64 - $2.74
Free Cash Flow	$230 - $260
Capital Expenditures	$70 - $80
Depreciation & Amortization **(1)**	$95 - $100
Diluted Shares	95.2

(1) Includes approximately $30.0 million of purchase accounting amortization